UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 23, 2008

La Cortez Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1266 1st Street, Suite 4
Sarasota, FL 34236

(Address of principal executive offices) (Zip Code)

(941) 365-5081

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 23, 2008, La Cortez Energy, Inc. appointed Mr. Jaime Navas Gaona and Mr. Richard G. Stevens to the Company’s Board of Directors.

Mr. Jaime Navas Gaona began his career as a geologist with Exxon in Colombia, where he was employed for 27 years, serving in a number of capacities including Exploration Manager. Mr. Navas retired from Exxon as Production Geology Manager in 1992. From 1993 to 1996, Mr. Navas worked as Senior Exploration Advisor with Maxus Energy in Bolivia.

From 1998 to 2002, Mr. Navas was a member of the Strategic Team and Mentor of the Exploration and New Ventures teams for Hocol, S.A. Mr. Navas was one of five members of Hocol’s Management Team, accountable for the overall business results of the company. His responsibilities at Hocol included the development and implementation of strategies for the achievement of Hocol’s exploration goals and objectives, collaboration in managing government relations and securing approvals for the company’s exploration activities.

In 2002, Mr. Navas co-founded AGN-Exploration, an exploration consulting firm based in Bogotá, Colombia, where he currently acts as the company’s President. In 2005, Mr. Navas was appointed as one of the five members of the Investment Committee of LAEFM (Latin America Enterprise Fund Manager), the first hydrocarbon investment fund established in Colombia.

Mr. Navas holds a Masters in Science of Petroleum Geology from the Colorado School of Mines and a degree in Geology and Geophysics from Universidad Nacional, Bogotá, Colombia.

Mr. Richard G. Stevens is the founder and managing director of Hunter Stevens, a professional services firm that Mr. Stevens organized in 1995. Prior to forming Hunter Stevens, Mr. Stevens served as a partner with Ernst & Young LLP and Coopers & Lybrand LLP (now known as PricewaterhouseCoopers, LLP), both of which are public accounting firms.

Since 2006, Mr. Stevens has been a director of Chordiant Software, Inc. and heads the board’s Audit Committee. Mr. Stevens previously served as Chairman of the Audit Committee of Verity, Inc., a software firm based in Sunnyvale, CA and at Pain Therapeutics, Inc., a bioscience company in South San Francisco.

Mr. Stevens holds a Bachelor of Science Degree with honors from the University of San Francisco, and is a licensed Certified Public Accountant in the States of California and New York, and a Certified Fraud Examiner.

Upon appointment to the Company’s Board of Directors, each of Messrs. Navas and Stevens received an option to purchase 100,000 shares of the Company’s common stock, $0.001 par value per share, at an exercise price equal to the fair market value of the Common Stock on the date of grant as reasonably determined by the Company’s Board of Directors. These options vest in equal, one-third installments over three years and are subject to the terms and conditions of those certain Option Agreements entered into in connection with the grants. A form of the Company’s Director Stock Option Agreement is attached hereto as an exhibit and is hereby incorporated by reference. Also attached as exhibits and incorporated herein by reference are the Company’s 2008 Equity Incentive Plan, as amended, and a form of the Company’s Executive Officer Stock Option Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit Description

10.1	Form of Stock Option Agreement to Directors under the La Cortez Energy, Inc. 2008 Equity Incentive Plan, as amended.

10.2	La Cortez Energy, Inc. 2008 Equity Incentive Plan, as amended.

10.3	Form of Stock Option Agreement to Executive Officers under the La Cortez Energy, Inc. 2008 Equity Incentive Plan, as amended.

99.1	Press release issued by La Cortez Energy, Inc. on July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Date: July 28, 2008	By:	/s/ Andres Gutierrez
Andres Gutierrez, President and Chief Executive Officer